                                                                    EXHIBIT 99.1

                       [PINNACLE FINANCIAL PARTNERS LOGO]

FOR IMMEDIATE RELEASE

                MEDIA CONTACT:     Vicki Kessler  615-320-7532
                FINANCIAL CONTACT: Harold Carpenter 615-744-3742
                WEBSITE:           www.pnfp.com

                    PINNACLE FINANCIAL EXCEEDS $1 BILLION IN
                    TOTAL ASSETS AND REPORTS RECORD EARNINGS
                          ASSETS GROW TO $1.02 BILLION

   NASHVILLE, Tenn., Jan. 17, 2006 - Pinnacle Financial Partners, Inc. (Nasdaq:
PNFP) today reported record earnings, superior credit quality and achievement of its asset target of $1 billion as of and for the year ended Dec. 31, 2005.

FOURTH QUARTER 2005 HIGHLIGHTS:

      o     Record earnings growth:

                  o Record net income for the fourth quarter of 2005 of $2.24 million, up 32.5 percent from the prior year's fourth quarter of $1.69 million. Net income for the year ended Dec. 31, 2005 was $8.06 million, up 51.4 percent from the prior year's $5.32 million.

                  o Record diluted earnings per share for the fourth quarter of 2005 of $0.24, up 33.3 percent from the prior year's fourth quarter of $0.18. Diluted earnings per share for the year ended Dec. 31, 2005 was $0.85, up 39.3 percent from the prior year's $0.61.

                  o Revenue (the sum of net interest income and noninterest income) for the quarter ended Dec. 31, 2005 amounted to $9.79 million, compared to $7.52 million for the same quarter of last year, an increase of 30.1 percent and compared to $8.76 million for the third quarter of 2005, an annualized increase of 47 percent over the previous quarter.

      o     Superior credit quality:

                  o Past due loans over 30 days of only 0.58 percent of total loans with no loan over 90 days past due at Dec. 31, 2005

                  o     Nonperforming assets of only 0.07 percent of total loans

Pinnacle Reports Continued Growth - 2 of 7

      o     Strong balance sheet growth:

                  o Average loans up 41.5 percent from the same period last year

                  o Average total deposits up 41.5 percent from the same period last year, with average noninterest bearing demand deposit accounts up 43.1 percent from the same period last year

   "Achieving $1 billion in assets through organic growth in five years is remarkable," said M. Terry Turner, president and CEO of Pinnacle Financial Partners. "In my view, this can largely be attributed to our philosophy of hiring a large group of the most respected and experienced bankers and brokers in our market."

FINANCIAL PERFORMANCE AND BALANCE SHEET GROWTH

      o     Return on average assets for the quarter ended Dec. 31, 2005, was
            0.90 percent, compared to 0.95 percent for the same quarter last year.

      o Return on average stockholders' equity for the quarter ended Dec. 31, 2005, was 14.05 percent, compared to 11.61 percent for the same quarter last year.

   Total assets grew to $1.017 billion as of Dec. 31, 2005, up $290 million or
39.9 percent from the $727 million reported at Dec. 31, 2004. Loans as of Dec. 31, 2005, were $648 million, up $176 million or 37.2 percent from the $472 million reported at Dec. 31, 2004. Total deposits increased to $810 million at Dec. 31, 2005, or 42.0 percent higher than the $571 million reported a year ago.

REVENUE

      o Net interest income for the quarter ended Dec. 31, 2005, was $8.29 million compared to $6.28 million for the quarter ended Dec. 31, 2004, an increase of 32.0 percent.

                  o     Net interest margin for the fourth quarter of 2005 was
                        3.58 percent, compared to a net interest margin of 3.78 percent reported during the fourth quarter in 2004 and
                        3.48 percent for the third quarter of 2005.

                  o Percentage of daily floating rate loans to total loans was 53.5 percent at Dec. 31, 2005.

      o Noninterest income for the quarter ended Dec. 31, 2005, was $1,501,000, a 20.5 percent increase over the $1,246,000 recorded during the same quarter in 2004.

Pinnacle Reports Continued Growth - 3 of 7

   "As we move into a period where some are concerned about our industry's ability to grow top-line revenues, we are encouraged by the acceleration in our revenue growth rate during the fourth quarter of 2005 as well as our sales pipelines for the first quarter of 2006," said Mr. Turner.

   "Our net interest margin improved from the previous quarter," said Harold Carpenter, chief financial officer of Pinnacle Financial Partners. "Our internal models continue to indicate that our balance sheet remains structurally asset sensitive."

   "Net loan growth for the quarter ended December 31, 2005 was approximately $44 million, which was consistent with previous quarters. Based on current sales pipelines, we anticipate another strong quarter of loan growth in the first quarter of 2006. Our net interest income was approximately $8.29 million for the fourth quarter, compared to $7.46 million in the third quarter of 2005 and compared to $6.28 million in the same period last year. This represents a year over year growth of 32.0 percent in net interest income which we directly attribute to our associates' focus on growth in high quality customer relationships," said Harold Carpenter.

   At Dec. 31, 2005, the ratio of investment securities to total assets declined to 27.4 percent from the 29.1 percent reported a year ago. Pinnacle anticipates that this ratio will approximate 25.0 to 28.0 percent during 2006.

   Noninterest income of $1,501,000 during the fourth quarter of 2005 represented approximately 15.3 percent of total revenues, compared to 16.6 percent for the same quarter in 2004.

NONINTEREST EXPENSE

      o Noninterest expense for the quarter ended Dec. 31, 2005, was $5.97 million, compared to $4.13 million for the same quarter in 2004 and compared to $5.52 million for the quarter ended Sept. 30, 2005.

      o Efficiency ratio (noninterest expense divided by net interest income and noninterest income) was 61.0 percent during the fourth quarter of 2005, compared to 54.9 percent during the fourth quarter of 2004 and compared to 63.1 percent for the quarter ended Sept. 30, 2005.

   Compensation and employee benefits expense increased approximately 61.6 percent over the same quarter last year due primarily to an increase in personnel and incentive expense. At Dec. 31, 2005, Pinnacle employed 156.5 full-time equivalent personnel compared to 122.0 at Dec. 31, 2004, an increase of approximately 28.3 percent. Equipment

Pinnacle Reports Continued Growth - 4 of 7

and occupancy expenses increased 35.6 percent over the same period last year due in large part to increased square footage for operating units at the firm's downtown Nashville location and additional branch offices, including the Franklin location in Williamson County and the Hendersonville location in Sumner County.

CREDIT QUALITY

      o Provision for loan losses was $702,000 for the fourth quarter of 2005, compared to $1,134,000 in the fourth quarter in 2004. The following impacted the amount of the provision for loan losses in the fourth quarter of 2005 when compared to the same period in 2004:

                  o Loan growth in the fourth quarter of 2005 of $44 million, compared to loan growth of $37 million in the fourth quarter of 2004.

                  o During the fourth quarter of 2005, the firm recorded net charge-offs of $76,000 compared to net charge-offs of $918,000 during the same period in 2004.

      o Allowance for loan losses represented 1.21 percent of total loans at Dec. 31, 2005, compared to 1.20 percent at Dec. 31, 2004.

                  o Due to a significant recovery received during the third quarter of 2005, the firm's recoveries have exceeded gross charge-offs such that on an annualized basis, the net recovered position approximates 0.01 percent of average loans for 2005 compared to a net charge-off position of 0.27 percent for 2004.

                  o Nonperforming assets as a percentage of total loans and other real estate decreased to 0.07 percent at Dec. 31, 2005, from 0.12 percent at Dec. 31, 2004.

   "We remain extremely pleased with the credit quality of our firm," said Turner. "Throughout this year, our asset quality indicators have been excellent. We continue to believe that our asset quality is a key predictor of our ability to create long-term shareholder value."

Pinnacle Reports Continued Growth - 5 of 7

OTHER 2005 DEVELOPMENTS

      o Pinnacle continued to focus on treasury management services and growth in demand deposit and customer securities sold under agreements to repurchase accounts. For the quarter ended Dec. 31, 2005, average noninterest-bearing deposit balances averaged $136 million compared to $95 million for the same quarter last year, an increase of 43 percent. Securities sold under repurchase agreements, a low-cost funding source associated with treasury management activities, also averaged $68 million during the fourth quarter of 2005 compared to $24 million for the same quarter in 2004, an increase of 189 percent.

      o Pinnacle concluded the offering of $20 million in trust preferred securities to provide regulatory capital to support Pinnacle's continued rapid growth.

      o Pinnacle grew to 159 associates (156.5 full-time equivalents) at Dec. 31, 2005, with 111 working in client contact areas and 48 in operational and corporate areas. This represents an increase of 37 employees from the 122 employees as of Dec. 31, 2004. Pinnacle's annual retention rate was 94.3 percent at Dec. 31, 2005, representing a very high level of engagement by Pinnacle's associates.

      o Pinnacle was named as the "Best Place to Work" among Middle Tennessee's large companies. This marks the third consecutive year Pinnacle received top honors in the annual Nashville Business Journal award program.

      o Pinnacle received the 2005 Community Partnership Award for affordable housing and community investment achievement from the Federal Home Loan Bank of Cincinnati. The housing award is presented annually to one of 740 FHLB-Cincinnati members in Tennessee, Kentucky, and Ohio. The award recipient exemplifies outstanding achievement through the FHLB-Cincinnati's affordable housing programs and investment in its service community.

      o Pinnacle is planning to open a ninth location to be opened in 2006 in the Donelson/Hermitage area of Davidson County within the Nashville-Davidson-Murfreesboro MSA. Additionally, Pinnacle has been successful in recruiting, Mary Smith, a 16-year veteran from a large regional bank holding company to lead Pinnacle's efforts at that location.

Pinnacle Reports Continued Growth - 6 of 7

PROGRESS OF CAVALRY ACQUISITION

   On Oct. 3, 2005, Pinnacle reported that the firm had entered into a definitive agreement to acquire the common stock of Cavalry Bancorp, a one-bank holding company in Murfreesboro, Tenn., with assets of $632 million as of Sept. 30, 2005. During December, the shareholders of both Pinnacle and Cavalry voted to approve the merger which remains subject to receipt of the required regulatory approvals. Management of both firms believe that regulatory approval will be received before the end of the first quarter of 2006. Pinnacle believes it will incur approximately $1 million in pre-tax merger-related charges in the first and second quarters of 2006.

INVESTMENT OUTLOOK

   Management has developed several financial forecast scenarios for the next several quarters. Based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its first quarter 2006 diluted earnings per share will approximate $0.22 to $0.25, exclusive of merger-related charges. Additionally, based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its 2006 earnings will approximate $1.14 to $1.22 per fully diluted share, exclusive of merger-related charges. These estimates anticipate the Cavalry merger closing before the end of the first quarter of 2006.

   This estimate also includes an estimate for compensation expense related to the expensing of stock-based incentives that have been and may be granted to employees under the firm's broad-based stock incentive plans.

   As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments, including the failure of the merger with Cavalry to be consummated in the first quarter of 2006 or at all, the execution of any initiative involving the development of any market other than the current Nashville-Davidson County-Murfreesboro franchise, the opportunity to hire more seasoned professionals than anticipated or the ability to grow loans significantly in excess of the levels contemplated, may cause the actual results of Pinnacle to differ materially from these estimates.

   Pinnacle Financial Partners, the largest financial services firm headquartered in Nashville provides a full range of banking, investment and insurance products and services designed for small- to mid-sized businesses and their owners/operators. Pinnacle provides financial planning services by a certified financial planner (CFP (R)), and a number of Pinnacle's senior

Pinnacle Reports Continued Growth - 7 of 7

financial advisors provide comprehensive wealth management services to help clients increase, protect and distribute their assets.

   Pinnacle opened its first office in October 2000 in Commerce Center in downtown Nashville. Since then the firm has added Nashville offices in the Rivergate, Green Hills and West End areas of Davidson County; in Hendersonville in Sumner County; and in the Brentwood, Cool Springs and Franklin areas in Williamson County.

   Additional information concerning Pinnacle can be accessed at www.pnfp.com.

                                       ###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville, Tennessee area, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vii) the inability of Pinnacle to execute its expansion plans including the timely consummation of its merger with Cavalry Bancorp and the successful integration of Cavalry's operations with Pinnacle's and (viii) changes in the legislative and regulatory environment. A more detailed description of these and other risks is contained in Pinnacle's most recent annual report on Form 10-K. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

This communication is not a solicitation of a proxy from any security holder of Pinnacle Financial Partners, Inc. or Cavalry Bancorp, Inc. Pinnacle has filed a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") in connection with the merger of Pinnacle and Cavalry. The Form S-4 contains a joint proxy statement/prospectus and other documents which disclose important information about Pinnacle, Cavalry, the merger and related matters.

Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention:
Investor Relations (615) 744-3710 or Cavalry Bancorp, 114 West College Street, P.O. Box 188, Murfreesboro, TN 37133, Attention: Investor Relations (615) 849-2272.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

                                                                   DECEMBER 31,       DECEMBER 31,
                                                                       2005              2004
                                                                  ---------------------------------
ASSETS

Cash and noninterest-bearing due from banks.....................  $   25,935,948    $    15,243,796
Interest-bearing due from banks.................................         839,960            379,047
Federal funds sold..............................................      31,878,362         11,122,944
                                                                  --------------    ---------------
     Cash and cash equivalents..................................      58,654,270         26,745,787

Securities available-for-sale, at fair value ...................     251,749,094        180,573,820
Securities held-to-maturity (fair value of $26,546,297
     and $27,134,913 at December 31,2005 and December
     31, 2004, respectively)....................................      27,331,251         27,596,159
Mortgage loans held-for-sale....................................       4,874,323          1,634,900

Loans...........................................................     648,024,032        472,362,219
Less allowance for loan losses..................................      (7,857,774)        (5,650,014)
                                                                  --------------    ---------------
     Loans, net.................................................     640,166,258        466,712,205

Premises and equipment, net.....................................      12,915,595         11,130,671
Investments in unconsolidated subsidiaries and other entities...       5,532,326          3,907,807
Accrued interest receivable.....................................       4,870,197          2,639,548
Other assets ...................................................      10,678,416          6,198,553
                                                                  --------------    ---------------
         Total assets...........................................  $1,016,771,730    $   727,139,450
                                                                  ==============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
     Noninterest-bearing demand.................................  $  155,811,214    $   114,318,024
     Interest-bearing demand....................................      72,520,757         51,751,320
     Savings and money market accounts..........................     304,161,625        199,058,240
     Time.......................................................     277,657,129        205,599,425
                                                                  --------------    ---------------
         Total deposits.........................................     810,150,725        570,727,009
Securities sold under agreements to repurchase..................      65,834,232         31,927,860
Federal Home Loan Bank advances.................................      41,500,000         53,500,000
Subordinated debt...............................................      30,929,000         10,310,000
Accrued interest payable........................................       1,884,596            769,300
Other liabilities...............................................       3,036,752          2,025,106
                                                                  --------------    ---------------
         Total liabilities......................................     953,335,305        669,259,275

 Stockholders' equity ..........................................      63,436,425         57,880,175
                                                                  --------------    ---------------
         Total liabilities and stockholders' equity.............  $1,016,771,730    $   727,139,450
                                                                  ==============    ===============

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

                                                                   THREE MONTHS ENDED               YEAR ENDED
                                                                      DECEMBER 31,                  DECEMBER 31,
                                                                    2005         2004            2005          2004
                                                                --------------------------------------------------------
INTEREST INCOME:
     Loans, including fees....................................  $10,738,850  $   6,285,348  $  35,166,671  $  19,909,900
     Securities, available-for-sale
          Taxable.............................................    2,684,597      1,989,532      9,086,134      6,935,902
          Tax-exempt..........................................      356,914        180,992      1,115,486        490,757
     Federal funds sold and other.............................      337,901        117,826        939,369        342,470
                                                                -----------     ----------  -------------  -------------
         Total interest income................................   14,118,262      8,573,698     46,307,660     27,679,029
                                                                -----------     ----------  -------------  -------------

INTEREST EXPENSE:
     Deposits.................................................    4,690,811      1,836,505     13,690,649      5,829,395
     Securities sold under agreements to repurchase...........      512,008         49,995      1,315,122        104,085
     Federal funds purchased and other borrowings.............      628,345        409,199      2,263,851      1,481,072
                                                                -----------     ----------  -------------  -------------
         Total interest expense...............................    5,831,164      2,295,699     17,269,622      7,414,552
                                                                -----------     ----------  -------------  -------------
         Net interest income..................................    8,287,098      6,277,999     29,038,038     20,264,477
PROVISION FOR LOAN LOSSES.....................................      701,722      1,134,101      2,151,966      2,948,423
                                                                -----------     ----------  -------------  -------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES...........    7,585,376      5,143,898     26,886,072     17,316,054

NONINTEREST INCOME:
     Service charges on deposit accounts......................      245,256        249,426        977,386        955,851
     Investment services......................................      432,526        398,180      1,835,757      1,656,743
     Gain on loans and loan participations sold (1) (2).......      348,504        294,710      1,247,898      1,628,584
     Gain on sale of investment securities, net...............            -              -        114,410        357,196
     Other noninterest income.................................      474,435        304,229      1,218,123        734,449
                                                                -----------     ----------  -------------  -------------
         Total noninterest income.............................    1,500,721      1,246,545      5,393,574      5,332,823
                                                                -----------     ----------  -------------  -------------

NONINTEREST EXPENSE:
     Compensation and employee benefits (2)...................    3,639,067      2,252,067     13,130,779      9,400,743
     Equipment and occupancy..................................    1,053,969        777,221      3,766,593      2,405,613
     Marketing and other business development.................      218,919        143,998        698,232        606,841
     Postage and supplies.....................................      164,344        114,948        618,060        492,254
     Other noninterest expense................................      890,788        838,824      2,818,352      2,252,233
                                                                -----------     ----------  -------------  -------------
         Total noninterest expense............................    5,967,087      4,127,058     21,032,016     15,157,684
                                                                -----------     ----------  -------------  -------------
INCOME BEFORE INCOME TAXES....................................    3,119,010      2,263,385     11,247,630      7,491,193
     Income tax expense.......................................      880,907        574,505      3,192,362      2,172,283
                                                                -----------     ----------  -------------  -------------
NET INCOME....................................................  $ 2,238,103  $   1,688,880  $   8,055,268  $   5,318,910
                                                                ===========     ==========  =============  =============

PER SHARE INFORMATION:
     Basic net income per common share........................  $      0.27     $     0.20  $        0.96  $        0.69
                                                                ===========     ==========  =============  =============
     Diluted net income per common share......................  $      0.24     $     0.18  $        0.85  $        0.61
                                                                ===========     ==========  =============  =============

     Weighted average shares outstanding:
          Basic...............................................    8,425,717      8,389,232      8,408,663      7,750,943
          Diluted.............................................    9,490,447      9,448,696      9,464,500      8,698,139

---------
(1) AMOUNTS REFLECT THE RECLASSIFICATION OF NONINTEREST INCOME PREVIOUSLY REPORTED AS "FEES FROM THE ORIGINATION OF MORTGAGE LOANS" TO "GAIN ON LOANS AND LOAN PARTICIPATIONS SOLD" TO CONFORM WITH THE PRESENTATION IN 2005.

(2) SALES COMMISSION EXPENSES ASSOCIATED WITH MORTGAGE LOAN ORIGINATIONS PREVIOUSLY INCLUDED IN "COMPENSATION AND EMPLOYEE BENEFITS" HAVE BEEN RECLASSIFIED IN 2004 TO OFFSET NONINTEREST INCOME INCLUDED IN "GAIN ON LOANS AND LOAN PARTICIPATIONS SOLD".

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS - UNAUDITED

                                                THREE MONTHS ENDED               THREE MONTHS ENDED
                                                DECEMBER 31, 2005               DECEMBER 31, 2004
                                             AVERAGE             YIELD/      AVERAGE                YIELD/
(DOLLARS IN THOUSANDS)                       BALANCES  INTEREST  RATE(1)    BALANCES     INTEREST  RATE(1)
----------------------------------------------------------------------------------------------------------
Interest-earning assets:
   Loans..................................  $ 634,715  $ 10,739    6.72 %  $   448,611  $   6,285     5.58 %
   Securities:
     Taxable..............................    233,148     2,685    4.57        182,850      1,990     4.33
     Tax-exempt...........................     40,339       357    4.63         20,879        181     4.43
   Federal funds sold.....................     24,926       246    3.92         15,283         72     1.87
   Other..................................      4,229        91    9.67          3,216         45     6.34
                                            ---------  --------    ----    -----------  ---------     ----
     Total interest-earning assets........    937,357    14,118    6.03        670,839      8,574     5.12
                                                       --------    ----                 ---------     ----
Noninterest-earning assets................     48,749                           36,292
                                            ---------                      -----------
   Total assets...........................  $ 986,106                      $   707,131
                                            =========                      ===========

Interest-bearing liabilities:
   Interest-bearing deposits:
     Interest checking....................  $  80,717       256    1.26    $    43,518         57     0.52
     Savings and money market.............    299,025     1,848    2.45        217,748        564     1.03
     Certificates of deposit..............    280,906     2,587    3.65        206,547      1,215     2.34
                                            ---------  --------    ----    -----------  ---------     ----
        Total interest-bearing deposits...    660,648     4,691    2.82        467,813      1,836     1.56
   Securities sold under agreements to
     repurchase...........................     67,874       512    2.99         23,520         50     0.85
   Federal funds purchased and other......      1,038        12    4.54            483          3     2.73
   Federal Home Loan Bank advances........     22,663       137    2.41         48,022        282     2.34
   Subordinated debt......................     30,929       479    6.14         10,310        124     4.77
                                            ---------  --------    ----    -----------  ---------     ----
     Total interest-bearing liabilities...    783,152     5,831    2.95        550,148      2,296     1.66
Non-interest bearing demand deposits......    136,143         -       -         95,123          -        -
                                            ---------  --------    ----    -----------  ---------     ----
     Total deposits and interest-bearing
          liabilities.....................    919,295     5,831    2.52        645,271      2,296     1.42
                                                       --------    ----                 ---------     ----
Other liabilities.........................      3,612                            4,139
Stockholders' equity......................     63,199                           57,721
                                            ---------                      -----------
   Total liabilities and stockholders'
   equity.................................  $ 986,106                      $   707,131
                                            =========                      ===========

Net interest income.......................             $  8,287                         $   6,278
                                                       ========                         =========
   Net interest spread (2)................                         3.08%                              3.46%
   Net interest margin (3)................                         3.58%                              3.78%

-------
(1)   Yields computed on tax-exempt instruments on a tax equivalent basis.

(2) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.

(3) Net interest margin is the result of annualized net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS - UNAUDITED

                                                       YEAR ENDED                         YEAR ENDED
                                                     DECEMBER 31, 2005                  DECEMBER 31, 2004
                                             AVERAGE              YIELD/     AVERAGE                 YIELD/
(DOLLARS IN THOUSANDS)                       BALANCES  INTEREST   RATE(1)    BALANCES     INTEREST   RATE(1)
------------------------------------------------------------------------------------------------------------
Interest-earning assets:
   Loans................................... $ 562,061  $ 35,167      6.26%      373,287  $  19,910      5.34%
   Securities:
     Taxable...............................   204,532     9,086      4.44       162,712      6,936      4.26
     Tax-exempt............................    31,578     1,116      4.66        13,899        491      4.55
   Federal funds sold......................    20,714       682      3.29        14,716        182      1.23
   Other...................................     3,827       257      7.69         2,894        160      6.26
                                            ---------  --------      ----   -----------  ---------      ----
     Total interest-earning assets.........   822,712    46,308      5.68       567,508     27,679      4.91
                                                       --------      ----                ---------      ----
Noninterest-earning assets.................    47,322                            29,872
                                            ---------                       -----------
   Total assets............................ $ 870,034                       $   597,380
                                            =========                       ===========

Interest-bearing liabilities:
   Interest-bearing deposits:
     Interest checking..................... $  65,119       659      1.01   $    38,544        191      0.50
     Savings and money market..............   250,136     4,860      1.94       173,318      1,520      0.88
     Certificates of deposit...............   256,056     8,171      3.19       182,221      4,118      2.26
                                            ---------  --------      ----   -----------  ---------      ----
          Total interest-bearing deposits..   571,311    13,690      2.40       394,083      5,829      1.48
   Securities sold under agreements to
     repurchase............................    54,811     1,315      2.40        20,466        104      0.51
   Federal funds purchased and other.......     1,607        57      3.51         1,705         24      1.43
   Federal Home Loan Bank advances.........    42,326     1,222      2.89        46,284      1,027      2.22
   Subordinated debt.......................    16,361       986      6.02        10,310        431      4.18
                                            ---------  --------      ----   -----------  ---------      ----
     Total interest-bearing liabilities....   686,416    17,270      2.52       472,848      7,415      1.57
Non-interest bearing demand deposits.......   120,007         -         -        78,616          -         -
                                            ---------  --------      ----   -----------  ---------      ----
     Total deposits and interest-bearing
          liabilities......................   806,423    17,270      2.14       551,464      7,415      1.34
                                                       --------      ----                ---------      ----
Other liabilities..........................     2,730                             2,707
Stockholders' equity.......................    60,881                            43,209
                                            ---------                       -----------
   Total liabilities and stockholders'
   equity.................................. $ 870,034                       $   597,380
                                            =========                       ===========

Net interest income........................            $ 29,038                          $  20,264
                                                       ========                          =========
   Net interest spread (2).................                          3.16%                              3.34%
   Net interest margin (3).................                          3.60%                              3.62%

--------
(1)   Yields computed on tax-exempt instruments on a tax equivalent basis.

(2) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.

(3) Net interest margin is the result of net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(DOLLARS IN THOUSANDS,                       DEC        SEPT      JUNE        MAR       DEC        SEPT
EXCEPT PER SHARE DATA)                      2005        2005      2005        2005      2004       2004
----------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA, AT QUARTER END:
   Total assets......................... $1,016,772    978,539    872,076    787,436    727,139    685,408
   Total loans..........................    648,024    604,225    556,786    516,733    472,362    434,909
   Allowance for loan losses............     (7,858)    (7,231)    (6,659)    (6,198)    (5,650)    (5,434)
   Securities...........................    279,080    246,914    227,938    202,223    208,170    191,323
   Noninterest-bearing deposits.........    155,811    154,440    142,794    119,212    114,318    107,469
   Total deposits.......................    810,151    788,628    689,919    619,021    570,727    541,859
   Securities sold under agreements
       to repurchase....................     65,834     67,652     57,677     46,388     31,928     22,958
   Advances from FHLB...................     41,500     24,500     49,500     51,500     53,500     51,500
   Subordinated debt....................     30,929     30,929     10,310     10,310     10,310     10,310
   Total stockholders' equity...........     63,436     62,883     61,501     57,657     57,880     56,668

BALANCE SHEET DATA, QUARTERLY AVERAGES:
   Total assets......................... $  986,106    914,801    822,344    756,884    707,131    618,694
   Total loans..........................    634,175    587,902    537,313    488,313    448,611    392,220
   Securities...........................    273,487    240,525    222,172    208,253    203,728    183,721
   Total earning assets.................    937,357    866,706    778,094    708,690    670,839    589,554
   Noninterest-bearing deposits.........    136,143    125,447    111,937    100,929     95,123     85,082
   Total deposits.......................    796,792    730,446    640,676    597,358    562,936    485,300
   Securities sold under agreements
       to repurchase....................     67,874     63,337     49,883     38,149     23,520     25,953
   Advances from FHLB...................     22,663     41,456     54,951     50,233     48,022     49,000
   Subordinated debt....................     30,929     13,896     10,310     10,310     10,310     10,310
   Total stockholders' equity...........     63,199     62,338     59,569     58,420     57,721     43,868

STATEMENT OF OPERATIONS DATA, FOR THE
  THREE MONTHS ENDED:
   Interest income...................... $   14,118     12,379     10,544      9,270      8,574      7,214
   Interest expense.....................      5,831      4,923      3,749      2,767      2,296      1,915
                                         ----------  ---------  ---------  ---------  ---------  ---------
       Net interest income..............      8,287      7,456      6,795      6,503      6,278      5,299
   Provision for loan losses............        702        366        483        601      1,134      1,012
                                         ----------  ---------  ---------  ---------  ---------  ---------
   Net interest income after provision
       for loan losses..................      7,585      7,089      6,312      5,902      5,144      4,287
   Noninterest income...................      1,501      1,299      1,413      1,178      1,246      1,593
   Noninterest expense..................      5,967      5,521      4,963      4,581      4,127      3,919
                                         ----------  ---------  ---------  ---------  ---------  ---------
      Income before taxes...............      3,119      2,867      2,762      2,499      2,263      1,961
      Income tax expense................        881        789        803        719        574        570
                                         ----------  ---------  ---------  ---------  ---------  ---------
        Net income...................... $    2,238      2,078      1,959      1,780      1,689      1,391
                                         ==========  =========  =========  =========  =========  =========

PER SHARE DATA:
   Earnings - basic..................... $     0.27       0.25       0.23       0.21       0.20       0.18
   Earnings - diluted................... $     0.24       0.22       0.21       0.19       0.18       0.16
   Book value at quarter end (1)........ $     7.53       7.47       7.32       6.87       6.90       6.75

   Weighted avg. shares - basic.........  8,425,717  8,417,980  8,401,198  8,389,256  8,389,232  7,832,512
   Weighted avg. shares - diluted.......  9,490,447  9,495,187  9,434,260  9,437,183  9,448,696  8,857,015
   Common shares outstanding............  8,426,551  8,424,217  8,405,891  8,391,371  8,389,232  8,389,232

CAPITAL RATIOS (2):
   Equity to total assets...............        6.2%       6.4%       7.1%       7.3%       8.0%       8.3%
   Leverage.............................        9.3%       9.3%       8.8%       9.2%       9.7%      10.9%
   Tier one risk-based..................       11.0%      10.9%      10.0%      10.6%      11.7%      12.4%
   Total risk-based.....................       11.9%      13.0%      10.9%      11.5%      12.7%      13.4%

INVESTOR INFORMATION:
   Closing sales price.................. $    24.98      25.18      24.00      20.72      22.62      21.50
   High sales price during quarter...... $    25.96      26.65      25.14      24.05      25.10      23.70
   Low sales price during quarter....... $    21.70      22.67      20.50      20.72      22.05      17.70

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(DOLLARS IN THOUSANDS,                         DEC     SEPT      JUNE     MAR       DEC       SEPT
EXCEPT PER SHARE DATA)                        2005     2005      2005     2005      2004      2004
-----------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS AND OTHER DATA:
   Return on avg. assets (3)................   0.90%    0.90%    0.96%     0.96%     0.95%      0.89%
   Return on avg. equity (3)................  14.05%   13.23%   13.21%    12.48%    11.61%     12.58%
   Net interest margin (4)..................   3.58%    3.48%    3.57%     3.78%     3.78%      3.62%
   Noninterest income to total revenue (5)..   15.3%    14.8%    17.2%     15.3%     16.6%      23.1%
   Noninterest income to avg. assets (3)....   0.60%    0.56%    0.69%     0.62%     0.70%      1.03%
   Noninterest exp. to avg. assets (3)......   2.40%    2.39%    2.42%     2.42%     2.33%      2.53%
   Efficiency ratio (6).....................   61.0%    63.1%    60.4%     59.6%     54.9%      56.9%
   Avg. loans to average deposits...........   79.7%    80.5%    83.9%     81.7%     79.7%      80.8%
   Securities to total assets...............   27.4%    25.2%    26.1%     25.7%     29.1%      27.9%
   Average interest-earning assets to
          average interest-bearing
           liabilities......................  117.7%   119.8%   120.0%    119.0%    121.9%     121.0%
   Brokered time deposits to total
          deposits..........................    6.6%     7.2%     8.6%      8.3%      7.6%       8.2%

SELECTED GROWTH RATES, LAST TWELVE
   MONTHS (7):
   Total average assets.....................   39.5%    47.9%    48.6%     48.9%     55.6%      52.3%
   Average loans............................   41.5%    49.9%    56.2%     59.3%     58.3%      45.4%
   Total average deposits...................   41.5%    50.5%    46.3%     48.4%     58.2%      54.4%

   Total revenue (5)........................   30.1%    27.0%    46.6%     45.4%     58.6%      58.1%
   Total noninterest expense................   44.6%    40.9%    41.9%     38.0%     29.1%      38.4%
   Diluted earnings per share...............   33.3%    37.5%    50.0%     46.2%     68.3%      58.5%

ASSET QUALITY INFORMATION AND RATIOS:
   Nonaccrual loans and other real estate... $  460       61      596       596       561      1,332
   Past due loans over 90 days and still
          accruing interest................. $    -        8       66        47       146         95
   Net loan charge-offs (recoveries) (8).... $   76     (206)      22        53       918         43
   Allowance for loan losses to total
          loans.............................   1.21%    1.20%    1.20%     1.20%     1.20%      1.25%
   As a percentage of total loans and ORE:
          Past due loans over 30 days.......   0.58%    0.10%    0.21%     0.27%     0.37%      0.69%
          Nonperforming assets..............   0.07%    0.01%    0.11%     0.12%     0.12%      0.31%
          Potential problem loans (9).......   0.20%    0.37%    0.18%     0.08%     0.02%      0.08%
   Annualized net loan charge-offs
          (recoveries) to avg. loans (10)...  (0.01)%  (0.03)%   0.02%     0.04%     0.27%      0.04%
   Avg. commercial loan internal risk
          ratings (9).......................    3.8      3.9      3.8       3.8       3.9        3.8
   Avg. loan account balances (11).......... $  180      172      171       162       161        157

INTEREST RATES AND YIELDS:
   Loans....................................   6.72%    6.40%    5.98%     5.78%     5.58%      5.25%
   Securities...............................   4.58%    4.40%    4.42%     4.44%     4.34%      4.33%
   Federal funds sold and other.............   4.83%    3.72%    3.90%     3.41%     2.72%      2.50%
   Total earning assets.....................   6.03%    5.73%    5.48%     5.34%     5.12%      4.90%
   Total deposits, including non-interest
          bearing...........................   2.34%    2.16%    1.80%     1.46%     1.30%      1.22%
   Securities sold under agreements to
          repurchase........................   2.99%    2.50%    2.04%     1.60%     0.85%      0.51%
   Federal funds purchased and FHLB
          advances..........................   2.50%    3.22%    3.12%     2.61%     2.34%      2.14%
   Subordinated debt........................   6.14%    6.22%    5.98%     5.32%     4.77%      4.58%
   Total deposits and other interest-
          bearing liabilities...............   2.52%    2.30%    1.98%     1.61%     1.42%      1.33%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(DOLLARS IN THOUSANDS,                           DEC      SEPT      JUNE        MAR       DEC      SEPT
EXCEPT PER SHARE DATA)                          2005      2005      2005        2005     2004      2004
---------------------------------------------------------------------------------------------------------
OTHER INFORMATION:
   Gains  (losses) on sale of loans and
       loan participations sold:
     Mortgage loan originations:
          Gross loans originated.............. $ 31,792   31,066    27,239     21,360    17,584    22,382
          Gross fees (12)..................... $    485      533       419        364       378       419
          Gross fees as a percentage of
           mortgage loans originated..........     1.53%    1.72%     1.54%      1.70%     2.14%     1.87%
     Loan participations sold................. $     41      (26)      152        (15)       56       219
   Gains on sales of investment securities,
          net................................. $      -        -         -        114         -       109
   Brokerage account assets, at quarter-
          end (13)............................ $441,000  428,000   419,000    400,000   398,000   368,000
   Floating rate loans as a
          percentage of loans (14)............     53.5%    56.2%     55.9%      55.5%     56.0%     55.8%
   Balance of loan participations sold
          to other banks and serviced by
          Pinnacle, at quarter end............ $ 62,722   55,887    64,474     58,844    57,678    53,343
   Total core deposits to total funding (15)..     59.5%    60.7%     57.3%      58.7%     60.8%     61.8%
   Total assets per full-time equivalent
          employee............................ $  6,498    6,396     5,952      5,988     5,960     5,909
   Annualized revenues per full-time
          equivalent employee................. $  250.2    228.9     227.0      233.6     246.7     235.6
   Number of employees (full-time
          equivalent).........................    156.5    153.0     146.5      131.5     122.0     116.0
   Associate retention rate (16)..............     94.3%    95.5%     96.6%      99.2%     98.4%     97.4%

--------
(1) Book value per share computed by dividing total stockholders' equity by common shares outstanding

(2) Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

      Equity to total assets - End of period total stockholders' equity as a percentage of end of period assets.

      Leverage - Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

      Tier one risk-based - Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

      Total risk-based - Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

(3)   Ratios are presented on an annualized basis.

(4) Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

(5) Total revenue is equal to the sum of net interest income and noninterest income.

(6) Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(7) Growth rates are calculated by dividing amounts for the current quarter by the same quarter of the previous year.

(8) During the fourth quarter of 2004, the Company incurred two large commercial charge-offs of approximately $850,000 which had been previously on nonaccruing status. During the third quarter of 2005, the Company recorded a recovery of $230,000 related to one of these commercial loans.

(9) Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately). Additionally, loans rated "8" or worse are considered potential problem loans. Potential problem loans do not include nonperforming loans. Generally, consumer loans are not subjected to internal risk ratings.

(10) Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

(11) Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

(12) Amounts are included in the statement of income in "Gains on the sale of loans and loan participations sold".

(13) At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.

(14) Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle's prime lending rate or other factors.

(15) Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

(16) Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.